                                                                     EXHIBIT 4.2






                                TRUST AGREEMENT

                                    Between

                ------------------------------------------------

                             AMERICA WEST AIRLINES

                                      And

                       FIDELITY MANAGEMENT TRUST COMPANY

                ------------------------------------------------

              FUTURE CARE - THE AMERICA WEST AIRLINES 401(K) PLAN

                                     TRUST








                         Dated as of December 31, 1993

                               TABLE OF CONTENTS

SECTION                                                                    PAGE
1 TRUST .................................................................    2

2 EXCLUSIVE BENEFIT AND REVERSION OF SPONSOR CONTRIBUTIONS ..............    2

3 DISBURSEMENT ..........................................................    2
  (a) Directions from Administrator
  (b) Limitations

4 INVESTMENT OF TRUST ...................................................    3
  (a) Selection of Investment Options
  (b) Available Investment Options
  (c) Participant Direction
  (d) Mutual Funds
  (e) Notes
  (f) Guaranteed Investment Contracts
  (g) Reliance of Trustee on Directions
  (h) Trustee Powers

5 RECORDKEEPING AND ADMINISTRATIVE SERVICES TO BE PERFORMED ..............   7
  (a) General
  (b) Accounts
  (c) Inspection and Audit
  (d) Effect of Plan Amendment
  (e) Returns, Reports and Information

6 COMPENSATION AND EXPENSES ..............................................   8

7 DIRECTIONS AND INDEMNIFICATION .........................................   9
  (a) Identity of Administrator and Named Fiduciary
  (b) Directions from Administrator
  (c) Directions from Named Fiduciary
  (d) Co-Fiduciary Liability
  (e) Indemnification
  (f) Survival

8 RESIGNATION OR REMOVAL OF TRUSTEE .....................................   10
  (a) Resignation
  (b) Removal

                               TABLE OF CONTENTS
                                  (Continued)

SECTION                                                                PAGE
-------                                                                ----
 9       SUCCESSOR TRUSTEE............................................... 10
         (a) Appointment
         (b) Acceptance
         (c) Corporate Action

10       TERMINATION..................................................... 11

11       RESIGNATION, REMOVAL, AND TERMINATION NOTICES................... 11

12       DURATION........................................................ 11

13       AMENDMENT OR MODIFICATION....................................... 11

14       GENERAL......................................................... 11
         (a) Performance by Trustee, its Agent or Affiliates
         (b) Entire Agreement
         (c) Waiver
         (d) Successors and Assigns
         (e) Partial Invalidity
         (f) Section Headings

15       GOVERNING LAW................................................... 12
         (a) Massachusetts Controls
         (b) Trust Agreement Controls

SCHEDULES
---------
 A.       Recordkeeping and Administrative Services
 B.       Fee Schedule
 C.       Investment Options
 D.       Administrator's Authorization Letter
 E.       Named Fiduciary's Authorization Letter
 F.       IRS Determination Letter or Opinion of Counsel
 G.       Telephone Exchange Guidelines

     TRUST AGREEMENT, dated as of the 31st day of December, 1993, between America West Airlines, an Arizona corporation, having an office at 4000 East Sky Harbor Boulevard, Phoenix, AZ 85034 (the "Sponsor"), and FIDELITY MANAGEMENT TRUST COMPANY, a Massachusetts trust company, having an office at 82 Devonshire Street, Boston, Massachusetts 02109 (the "Trustee").

                                  WITNESSETH:

     WHEREAS, the Sponsor is the sponsor of Future Care - The America West Airlines 401(k) Plan (the "Plan"); and

     WHEREAS, the Sponsor wishes to establish a trust to hold and invest assets under the Plan for the exclusive benefit of participants in the Plan and their beneficiaries; and

     WHEREAS, the Administration Committee (the "Named Fiduciary") is the named fiduciary of the Plan (within the meaning of section 402(a) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); and

     WHEREAS, the Trustee is willing to hold and invest the aforesaid plan assets in trust among several investment options selected by the Named Fiduciary; and

     WHEREAS, the Sponsor wishes to have the Trustee perform certain ministerial recordkeeping and administrative functions under the Plan; and

     WHEREAS, the Administrative Committee (the "Administrator") is the administrator of the Plan (within the meaning of section 3(16)(A) of ERISA); and

     WHEREAS, the Trustee is willing to perform recordkeeping and administrative services for the Plan if the services are purely ministerial in nature and are provided within a framework of plan provisions, guidelines and interpretations conveyed in writing to the Trustee by the Administrator.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the Sponsor and the Trustee agree as follows:

SECTION 1. TRUST. The Sponsor hereby establishes Future Care - The America West Airlines 401(k) Plan Trust (the "Trust"), with the Trustee. The Trust shall consist of an initial contribution of money or other property acceptable to the Trustee in its sole discretion, made by the Sponsor or transferred from a previous trustee under the Plan, such additional sums of money as shall from time to time be delivered to the Trustee under the Plan, all investments made therewith and proceeds thereof, and all earnings and profits thereon, less the payments that are made by the Trustee as provided herein, without distinction between principal and income. The Trustee hereby accepts the Trust on the terms and conditions set forth in this Agreement. In accepting this Trust, the Trustee shall be accountable for the assets received by it, subject to the terms and conditions of this Agreement.

SECTION 2. EXCLUSIVE BENEFIT AND REVERSION OF SPONSOR CONTRIBUTIONS. Except as provided under applicable law, no part of the Trust may be used for, or diverted to, purposes other than the exclusive benefit of the participants in the Plan or their beneficiaries prior to the satisfaction of all liabilities with respect to the participants and their beneficiaries.

SECTION 3.  DISBURSEMENTS.

         (a) Directions from Administrator. The Trustee shall make disbursements in the amounts and in the manner that the Administrator directs from time to time in writing. The Sponsor hereby directs that, pursuant to the Plan, a participant withdrawal request may be made by telephone and the Trustee shall process such request only after the identity of the participant is verified by use of a personal identification number ("PIN") and social security number. The Trustee shall have no responsibility to ascertain any direction's compliance with the terms of the Plan or of any applicable law or the direction's effect for tax purposes or otherwise; nor shall the Trustee have any responsibility to see to the application of any disbursement.

         (b) Limitations. The Trustee shall not be required to make any disbursement in excess of the net realizable value of the assets of the Trust at the time of the disbursement. The Trustee shall not be required to make any disbursement in cash unless the Administrator has provided a written direction as to the assets to be converted to cash for the purpose of making the disbursement.

SECTION 4. INVESTMENT OF TRUST

         (a) Selection of Investment Options. The Trustee shall have no responsibility for the selection of investment options under the Trust and shall not render investment advice to any person in connection with the selection of such options.

         (b) Available Investment Options. The Named Fiduciary shall direct the Trustee as to what investment options: (i) in which the Trust shall be invested during the period beginning on the initial transfer of assets to the Trust and ending on the completion of the reconciliation of participant records (the "participant recordkeeping reconciliation period"), and (ii) the investment options in which Plan participants may invest in, subject to the following limitations. The Named Fiduciary may determine to offer as investment options only (i) securities issued by the investment companies advised by Fidelity Management & Research Company ("Mutual Funds"), (ii) a non-Fidelity Fund (with mutual consent by written amendment to the Agreement), (iii) notes evidencing loans to Plan participants in accordance with the terms of the Plan, (iv) guaranteed investment contracts chosen by the Trustee, and (v) collective investment funds maintained by the Trustee for qualified plans. The Trustee shall be considered a fiduciary with investment discretion only with respect to Plan assets that are invested in guaranteed investment contracts chosen by the Trustee or in collective investment funds maintained by the Trustee for qualified plans. The investment options initially selected by the Named Fiduciary are identified on Schedules "A" and "C" attached hereto. The Named Fiduciary may add additional investment options with the consent of the Trustee and upon mutual amendment of this Trust Agreement and the Schedules thereto to reflect such additions.

         (c) Participant Direction. Each Plan participant shall direct the Trustee in which investment option(s) to invest the assets in the participant's individual accounts. Such directions may be made by Plan participants by use of the telephone exchange system maintained for such purposes by the Trustee or its agent, in accordance with written Telephone Exchange Guidelines attached hereto as Schedule "G". In accordance with Section 404(c) of ERISA, a participant shall be considered a named fiduciary of the Plan under ERISA for purposes of using the telephone exchange system to provide investment directions to the Trustee for the participant's individual account. In the event that the Trustee fails to receive a proper direction, the assets shall be invested in the securities of the Mutual Fund set forth for such purpose on Schedule "C", until the Trustee receives a proper direction.

     (d) Mutual Funds. The Sponsor hereby acknowledges that it has received from the Trustee a copy of the prospectus for each Mutual Fund selected by the Named Fiduciary as a Plan investment option. Trust investments in Mutual Funds shall be subject to the following limitations:

          (i) Execution of Purchases and Sales. Purchases and sales of Mutual funds (other than for Exchanges) shall be made on the date on which the Trustee receives from the Sponsor in good order all information and documentation necessary to accurately effect such purchases and sales (or in the case of a purchase, the subsequent date on which the Trustee has received a wire transfer of funds necessary to make such purchase). Exchanges of Mutual Funds shall be made in accordance with the Telephone Exchange Guidelines attached hereto as Schedule "G".

          (ii) Voting. At the time of mailing of notice of each annual or special stockholders' meeting of any Mutual Fund, the Trustee shall send a copy of the notice and all proxy solicitation materials to each Plan participant who has shares of the Mutual Fund credited to the participant's accounts, together with a voting direction form for return to the Trustee or its designee. The participant shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares credited to the participant's accounts (both vested and unvested). The Trustee shall vote the shares as directed by the participant. The Trustee shall not vote shares for which it has received no directions from the participant. During the participant recordkeeping reconciliation period, the Sponsor shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares of the Mutual Funds in the Trust. With respect to all rights other than the right to vote, the Trustee shall follow the directions of the participant and if no such directions are received, the directions of the Named Fiduciary. The Trustee shall have no duty to solicit directions from participants or the Sponsor.

     (e) Notes. The Administrator shall act as the Trustee's agent for the purpose of holding all trust investments in participant loan notes and related documentation and as such shall (i) hold physical custody of and keep safe the notes and other loan documents, (ii) collect and remit all principal and interest payments to the Trustee, (iii) keep the proceeds of such loans separate from the other assets of the Administrator and clearly identify such assets as Plan assets, and (iv) cancel and surrender the notes and other loan documentation when a loan has been paid in full. To originate a participant loan, the Plan participant shall direct the Trustee as to the type of loan to be made from the participant's individual account. Such directions shall be made by Plan participants by use of the telephone exchange system maintained for such purpose by the Trustee or its agent. The Trustee shall determine, based on the current value of the participant's account, the amount available for the loan. Based on the quarterly interest rate supplied by the Sponsor in accordance with the terms of the Plan, the Trustee shall advise the participant of such interest rate, as well as the installment payment amounts. The Trustee shall forward the loan document to the participant for execution and submission for approval to the Administrator. The Administrator shall have the responsibility for approving the loan and instructing the Trustee to send the loan proceeds to the Administrator or to the participant if so directed by the Administrator. In all cases, such instruction by the Administrator shall be made within thirty (30) days of the participant's initial request (the origination date).

     (f) Guaranteed Investment Contracts. Trust investments in guaranteed investment contracts ("GICs") shall be subject to the following limitations:

          (i) Commingled Pool Investments. To the extent that the Named Fiduciary selects as an investment option the Fidelity Managed Income Portfolio of the Fidelity Group Trust for Employee Benefit Plans (the "Group Trust"), the Sponsor hereby (A) agrees to the terms of the Group Trust and adopts said terms as a part of this Agreement and (B) acknowledges that it has received from the Trustee a copy of the Group Trust, the Declaration of Separate Fund for the Fidelity Managed Income Portfolio of the Group Trust, and the Circular for the Fidelity Managed Income Portfolio.

      (g) Reliance of Trustee on Directions.

          (i) The Trustee shall not be liable for any loss, or by reason of any breach, which arises from any participant's exercise or non-exercise of rights under this Section 4 over the assets in the participant's accounts.

          (ii) The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the Named Fiduciary's exercise or non-exercise of rights under this Section 4, unless it was clear on their face that the actions to be taken under the Named Fiduciary's directions were prohibited by the fiduciary duty rules of section 404(a) of ERISA or were contrary to the terms of the Plan or this Agreement.

     (h) Trustee Powers. The Trustee shall have the following powers and authority;

          (i) Subject to paragraphs (b), (c) and (d) of this Section 4, to sell, exchange, convey, transfer, or otherwise dispose of any property held in the Trust, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or other property delivered to the Trustee or to inquire into the validity, expediency, or propriety of any such sale or other disposition.

          (ii) Subject to paragraphs (b) and (c) of this Section 4, to invest in guaranteed investment contracts and short term investments (including interest bearing accounts with the Trustee or money market mutual funds advised by affiliates of the Trustee) and in collective investment funds maintained by the Trustee for qualified plans, in which case the provisions of each collective investment fund in which the Trust is invested shall be deemed adopted by the Sponsor and the provisions thereof incorporated as a part of this Trust as long as the fund remains exempt from taxation under Sections 401(a) 501(a) of the Internal Revenue Code of 1986, as amended.

          (iii) To cause any securities or other property held as part of the Trust to be registered in the Trustee's own name, in the name of one or more of its nominees, or in the Trustee's account with the Depository Trust Company of New York and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.

          (iv) To keep that portion of the Trust in cash or cash balances as the Named Fiduciary or Administrator may, from time to time, deem to be in the best interest of the Trust.

          (v) To make, execute, acknowledge, and deliver any and all documents of transfer or conveyance and to carry out the powers herein granted.

          (vi) With prior written approval from the Sponsor, such approval not to be unreasonably withheld, to settle, compromise, or submit to arbitration any claims, debts, or damages due to or arising from the Trust; to commence or defend suits or legal or administrative proceedings; to represent the Trust in all suits and legal and administrative hearings; and to pay all reasonable expenses arising from any such action, paid by the Sponsor.

          (vii) With prior written approval from the Sponsor, such approval not to be unreasonably withheld, to employ legal, accounting, clerical, and other assistance as may be required in carrying out the provisions of this Agreement and to pay their reasonable expenses and compensation from the Sponsor.

          (viii) To do all other acts although not specifically mentioned herein, as the Trustee may deem necessary to carry out any of the foregoing powers and the purposes of the Trust.

SECTION 5. RECORDKEEPING AND ADMINISTRATIVE SERVICES TO BE PERFORMED.

          (a) General. The Trustee shall perform those recordkeeping and administrative functions described in Schedule "A" attached hereto. These recordkeeping and administrative functions shall be performed within the framework of the Administrator's written directions regarding the Plan's provisions, guidelines and interpretations.

          (b) Accounts. The Trustee shall keep accurate accounts of all investments, receipts, disbursements, and other transactions hereunder, and shall report the value of the assets held in the Trust as of the last day of each fiscal quarter of the Plan and the date on which the Trustee resigns or is removed as provided in Section 8 of this Agreement or is terminated as provided in Section 10 (the "Reporting Date"). Within thirty (30) days following each Reporting Date or within sixty (60) days in the case of a Reporting Date caused by the resignation or removal of the Trustee, or the termination of this Agreement, the Trustee shall file with the Administrator a written account setting forth all investments, receipts, disbursements, and other transactions effected by the Trustee between the Reporting Date and the prior Reporting Date, and setting forth the value of the Trust as of the Reporting Date. Except as otherwise required under ERISA, upon the expiration of twelve (12) months from the date of filing such account with the Administrator, the Trustee shall have no liability or further accountability to anyone with respect to the propriety of its acts or transactions shown in such account, except with respect to such acts or transactions as to which the Sponsor shall within such six (6) month period file with the Trustee written objections.

     (c) Inspection and Audit. All records generated by the Trustee in accordance with paragraphs (a) and (b) shall be open to inspection and audit, during the Trustee's regular business hours prior to the termination of this Agreement, by the Administrator or any person designated by the Administrator. Upon the resignation or removal of the Trustee or the termination of this Agreement, the Trustee shall provide to the Administrator, at no expense to the Sponsor, in the format regularly provided to the Administrator, a statement of each participant's accounts as of the resignation, removal, or termination, and the Trustee shall provide to the Administrator or the Plan's new recordkeeper such further records as are reasonable, at the Sponsor's expense.

     (d) Effect of Plan Amendment. A confirmation of the current qualified status of the Plan is attached hereto as Schedule "F". The Trustee's provision of the recordkeeping and administrative services set forth in this Section 5 shall be conditioned on the Sponsor delivering to the Trustee a copy of any amendment to the Plan as soon as administratively feasible following the amendment's adoption, with, if requested, an IRS determination letter or an opinion of counsel substantially in the form of Schedule "F" covering such amendment, and on the Administrator providing the Trustee on a timely basis with all the information the Administrator deems necessary for the Trustee to perform the recordkeeping and administrative services and such other information as the Trustee may reasonably request.

     (e) Returns, Reports and Information. The Administrator shall be responsible for the preparation and timely filing of all returns, reports, and information required of the Trust or Plan by law. The Trustee shall provide the Administrator with such information as the Administrator may reasonably request to make these filings. The Trustee will provide federal and/or state truth-in-lending laws with regard to participant loans.

SECTION 6. COMPENSATION AND EXPENSES. Within thirty (30) days of receipt of the Trustee's bill, which shall be computed and billed in accordance with Schedule "B" attached hereto and made a part hereof, as amended from time to time, the Sponsor shall send to the Trustee a payment in such amount or the Sponsor may direct the Trustee to deduct such amount from participants' accounts. All expenses of the Trustee relating directly to the acquisition and disposition of investments constituting part of the Trust, and all taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust or the income thereof, shall be a charge against and paid from the appropriate Plan participants' accounts.

SECTION 7.  DIRECTIONS AND INDEMNIFICATION.

            (a) Identity of Administrator and Named Fiduciary. The Trustee shall be fully protected in relying on the fact that the Named Fiduciary and the Administrator under the Plan are the individuals or persons named as such above or such other individuals or persons as the Sponsor may notify the Trustee in writing.

            (b) Directions from Administrator. Whenever the Administrator provides a direction to the Trustee, the Trustee shall not be liable for any loss, or by reason of any breach, arising from the direction if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Administrator in the form attached hereto as Schedule "D", provided the Trustee reasonably believes the signature of the individual to be genuine. Such direction may be made via EDT in accordance with procedures agreed to by the Administrator and the Trustee; provided, however, that the Trustee shall be fully protected in relying on such direction as if it were a direction made in writing by the Administrator. The Trustee shall have no responsibility to ascertain any direction's (i) accuracy,
(ii) compliance with the terms of the Plan or any applicable law, or (iii) effect for tax purposes or otherwise.

            (c) Directions from Named Fiduciary. Whenever the Named Fiduciary or Sponsor provides a direction to the Trustee, the Trustee shall not be liable for any loss, or by reason of any breach, arising from the direction (i) if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Named Fiduciary in the form attached hereto as Schedule "E" and (ii) if the Trustee reasonably believes the signature of the individual to be genuine, unless it is clear on the direction's face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of section 404(a) of ERISA or would be contrary to the terms of the Plan or this Agreement.

            (d) Co-Fiduciary Liability. In any other case, the Trustee shall not be liable for any loss, or by reason of any breach, arising from any act or omission of another fiduciary under the Plan except as provided in section 405(a) of ERISA.

            (e) Indemnification. The Sponsor shall indemnify the Trustee against, and hold the Trustee harmless from, any and all loss, damage, penalty, liability, cost, and expense, including without limitation, reasonable attorneys' fees and disbursements, that may be incurred by, imposed upon, or asserted against the Trustee by reason of any claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by any individual or person with respect to the Plan or Trust, excepting only any and all loss, etc., arising solely from the Trustee's negligence, bad faith, errors or breaches of this Agreement, as required under ERISA.

          (f) Survival. The provisions of this Section 7 shall survive the termination of this Agreement.

SECTION 8.  RESIGNATION OR REMOVAL OF TRUSTEE.

          (a) Resignation. The Trustee may resign at any time upon ninety (90) days' notice in writing to the Sponsor, unless a shorter period of notice is agreed upon by the Sponsor.

          (b) Removal. The Sponsor may remove the Trustee at any time upon thirty (30) days' notice in writing to the Trustee, unless a shorter period of notice is agreed upon by the Trustee.

SECTION 9. SUCCESSOR TRUSTEE.

          (a) Appointment. If the office of Trustee becomes vacant for any reason, the Sponsor may in writing appoint a successor trustee under this Agreement. The successor trustee shall have all of the rights, powers, privileges, obligations, duties, liabilities, and immunities granted to the Trustee under this Agreement. The successor trustee and predecessor trustee shall not be liable for the acts or omissions of the other with respect to the Trust.

          (b) Acceptance. When the successor trustee accepts its appointment under this Agreement, title to and possession of the Trust assets shall immediately vest in the successor trustee without any further action on the part of the predecessor trustee. The predecessor trustee shall execute all instruments and do all acts that reasonably may be necessary or reasonably may be requested in writing by the Sponsor or the successor trustee to vest title to all Trust assets in the successor trustee or to deliver all Trust assets to the successor trustee.

     (c) Corporate Action. Any successor of the Trustee or successor trustee, through sale or transfer of the business or trust department of the Trustee or successor trustee, or through reorganization, consolidation, or merger, or any similar transaction, shall, upon consummation of the transaction, become the successor trustee under this Agreement.

SECTION 10. TERMINATION. This Agreement may be terminated at any time by the Sponsor upon thirty (30) days' notice in writing to the Trustee. On the date of the termination of this Agreement, the Trustee shall forthwith transfer and deliver to such individual or entity as the Sponsor shall designate, all cash and assets then constituting the Trust. If, by the termination date, the Sponsor has not notified the Trustee in writing as to whom the assets and cash are to be transferred and delivered, the Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction. The Trustee shall be reimbursed by the Sponsor for all costs and expenses of the action or proceeding including, without limitation, reasonable attorneys' fees and disbursements.

SECTION 11. RESIGNATION, REMOVAL, AND TERMINATION NOTICES. All notices of resignation, removal or termination under this Agreement must be in writing and mailed to the party to which the notice is being given by certified or registered mail, return receipt requested, to the Sponsor c/o Jill O'Sullivan, America West Airlines, 4000 East Sky Harbor Blvd., Phoenix, AZ, 85034 and to the Trustee c/o John M. Kimpel, Fidelity Investments, 82 Devonshire Street, Boston, Massachusetts 02109, or to such other addresses as the parties have notified each other of in the foregoing matter.

SECTION 12. DURATION. The Trust shall continue in effect without limit as to time, subject, however, to the provisions of this Agreement relating to amendment, modification, and termination thereof.

SECTION 13. AMENDMENT OR MODIFICATION. This Agreement may be amended or modified at any time and from time to time only by an instrument executed by both the Sponsor and the Trustee. Notwithstanding the foregoing, to reflect increased operating costs the Trustee may once each calendar year (beginning December 31, 1995) amend Schedule "B" without the Sponsor's consent upon seventy-five (75) days' written notice to the Sponsor.

SECTION 14. GENERAL.

     (a) Performance by Trustee, its Agents or Affiliates. The Sponsor acknowledges and authorizes that the services to be provided under this Agreement shall be provided by the Trustee, its agents or affiliates, including Fidelity Investments Institutional Operations Company or its successor, and that certain of such services may be provided pursuant to one or more other contractual agreements or relationships. Whenever the Trustee uses an affiliate, the Trustee shall be fully responsible for all of the actions of that affiliate.

     (b) Entire Agreement. This Agreement contains all of the terms agreed upon between the parties with respect to the subject matter hereof.

     (c) Waiver. No waiver by either party of any failure or refusal to comply with an obligation hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

     (d) Successors and Assigns. All rights and duties in this Agreement shall inure to the benefit of, and shall bind, the successors and assigns of the respective parties.

     (e) Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to person or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     (f) Section Headings. The headings of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

SECTION 15. GOVERNING LAW.

     (a) Massachusetts Law Controls. This Agreement is being made in the Commonwealth of Massachusetts, and the Trust shall be administered as a Massachusetts trust. The validity, construction, effect, and administration of this Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, except to the extent those laws are superseded under section 514 of ERISA.

     (b) Trust Agreement Controls. The Trustee is not a party to the Plan, and in the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of this Agreement shall control.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                       AMERICA WEST AIRLINES
                                       ADMINISTRATIVE COMMITTEE




Attest: /s/ M. J Whalen              By: /s/ A. E. Frei
        -------------------------        ----------------------------
        Secretary                        Vice President

                                         FIDELITY MANAGEMENT TRUST
                                         COMPANY



Attest: /s/ Douglas O. Kent          BY  /s/ John P. O'Reilly, Jr.
        ------------------------         ----------------------------
        Assistant Clerk                  Senior Vice President

                                  SCHEDULE "A"

                   RECORDKEEPING AND ADMINISTRATIVE SERVICES

Administration
--------------

* Establishment and maintenance of participant account and election percentages.

* Maintenance of seven (7) plan investment options:

  - Fidelity Puritan Fund
  - Fidelity Magellan Fund
  - Fidelity Managed Income Portfolio
  - Fidelity Asset Manager: Income
  - Fidelity Asset Manager
  - Fidelity Asset Manager: Growth
  - Fidelity Growth Company Fund

* Maintenance of six (6) money classifications:

  - Basic Employee Pre-Tax
  - Company Match
  - Discretionary Cont.
  - QNEC
  - Rollover
  - Supplemental Employee Pre-Tax

* Processing of mutual fund trades.

  The Trustee will provide only the recordkeeping and administrative services set forth on this Schedule "A" and no others.

Processing
----------

* Processing of contribution data three times per month.
* Daily processing of transfers and changes of future allocations and deferral percentages.
* Semi-Monthly processing of withdrawals.

Other
-----

* Monthly trial balance
* Quarterly administrative reports
* Quarterly participant statements
* 1099-Rs
* Participant Loans
* Performance of section 401(k) limitation testing upon request. In order to obtain this service, the client shall be required to provide the information identified in the Fidelity Discrimination Testing Package Guidelines.

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
- Employee communications describing available investment options, including multimedia informational materials and group presentations.

- Daily processing of in-service and hardship withdrawals via telephone as approved and directed by the Sponsor

-    Enrollments by telephone at no charge.

-    Maintain HCE record on FPRS

-    Maintain IRS limits on FPRS (i.e. 401(g) and 401(k) maximums)

AMERICA WEST AIRLINES                        FIDELITY MANAGEMENT TRUST
ADMINISTRATIVE COMMITTEE                     COMPANY


By: /s/ Jim O'Sullivan      12/27/93     By:  /s/ John P. O'Reilly, Jr.  1/10/94
   ---------------------------------          ----------------------------------
                               Date           Senior Vice President       Date


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